Exhibit 99.3

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

BD Announces Early Tender Results for Cash Tender Offers by Morgan Stanley & Co. LLC

March 30, 2022

FRANKLIN LAKES, NJ (March 30, 2022) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company today announced the early results and pricing terms of Morgan Stanley & Co. LLC’s (“Morgan Stanley”) previously announced cash tender offers (each, an “Offer” and collectively, the “Offers”) for the notes set forth below (collectively, the “Notes” and each a “series” of Notes), up to a maximum aggregate combined purchase price (including accrued and unpaid interest from the last interest payment date to, but excluding, the applicable Settlement Date (as defined in the Offer to Purchase) (“Accrued Interest”) on such Notes payable in connection with such Offers) of $200,000,000.00 (the “Maximum Tender Payment”).

The Offers are being made pursuant to an Offer to Purchase, dated March 16, 2022 (the “Offer to Purchase”), previously forwarded to holders, which sets forth a description of the terms of the Offers.

The following table sets forth the aggregate principal amount and percentage tendered of the Notes that were validly tendered and not validly withdrawn in the Offers as of 5:00 p.m., New York City time, on March 29, 2022 (the “Early Tender Date”). Withdrawal rights for the Offers expired at 5:00 p.m., New York City time, on March 29, 2022, and, accordingly, any Notes that were validly tendered in the Offers may no longer be withdrawn except where additional withdrawal rights are required by law:

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level(1)	Aggregate Principal Amount Tendered	Percentage Tendered	Total Consideration(2)	Aggregate Principal Amount Accepted
Floating Rate Notes due June 2022	075887BU2	$500,000,000	1	$445,214,000	89.04%	$1,003.50	$199,078,000
3.363% Notes due June 2024	075887BV0	$997,719,000	2	$749,377,000	75.11%	N/A	N/A
3.875% Notes due May 2024	075887BL2	$143,611,000	3	$38,232,000	26.62%	N/A	N/A
3.734% Notes due December 2024	075887BF5	$875,000,000	4	$424,433,000	48.51%	N/A	N/A
3.700% Notes due June 2027	075887BW8	$1,725,081,000	5	$611,655,000	35.46%	N/A	N/A

(1)

Subject to the Maximum Tender Payment and proration, the principal amount of each Series of Notes accepted for purchase in the Offers will be determined in accordance with the applicable acceptance priority level (in numerical priority order with 1 being the highest Acceptance Priority Level (as defined below) and 5 being the lowest) specified in this column.

(2)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date and accepted for purchase is inclusive of the Early Tender Premium of $50 per $1,000 principal amount of each Series of Notes.

As the aggregate purchase price of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the Maximum Tender Payment, there will be no Final Settlement Date (as defined in the Offer to Purchase), and no Notes tendered after the Early Tender Date will be accepted for purchase. As described in the Offer to Purchase, Notes validly tendered and not validly withdrawn on or before the Early Tender Date will be accepted based on the acceptance priority levels noted in the table above (the “Acceptance Priority Levels”). As the aggregate purchase price of the Floating Rate Notes due June 2022, which had the highest Acceptance Priority Level, exceeded the Maximum Tender Payment, only Floating Rate Notes due June 2022 will be accepted for purchase, and none of the other Notes referenced above will be accepted for purchase. Because the amount of Floating Rate Notes due June 2022 validly tendered and not validly withdrawn exceeds the Maximum Tender Payment, such Floating Rate Notes due June 2022 will be accepted on a pro rata basis as set forth in the Offer to Purchase, subject to a proration factor of approximately 44.75%. Notes tendered and not purchased on March 31, 2022 (the “Early Settlement Date”) will be returned to holders promptly after the Early Settlement Date. The consideration to be paid for the Floating Rate Notes due June 2022 validly tendered and not validly withdrawn per $1,000 principal amount of the such Notes validly tendered and accepted for purchase pursuant to the applicable Offer is the amount set forth in the table above under the heading “Total Consideration.” The amounts set forth in the table above under “Total Consideration” includes an early tender premium of $50 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). Each holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Date and whose Notes are accepted for purchase will be entitled to receive the applicable “Total Consideration” set forth in the table above under the heading “Total Consideration,” which includes the Early Tender Premium. The Total Consideration has been determined in the manner described in the Offer to Purchase. All holders of Notes accepted for purchase will also receive Accrued Interest from, and including, the most recent applicable interest payment date preceding the Early Settlement Date to, but not including, the Early Settlement Date, if and when such Notes are accepted for payment.

None of the Offers is conditioned upon the tender of any minimum principal amount of the Notes and none of the Offers is conditioned on the other. Morgan Stanley’s obligation to purchase, and to pay for, any Notes validly tendered pursuant to the Offers is subject to and conditioned upon the satisfaction of, or Morgan Stanley’s waiver of, the conditions described in the Offer to Purchase, including the successful completion of a financing transaction by Embecta Corp. as more fully described in the Offer to Purchase.

This press release does not constitute an offer to purchase Notes or a solicitation of an offer to sell Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. The Offers are being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.

Morgan Stanley & Co. LLC is serving as Offeror and Dealer Manager (on its own behalf) of the Offers. Questions regarding the Offers may be directed to Morgan Stanley at (800) 624-1808 (toll free) or (212) 761-1057 (collect). Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and Information Agent for the Offers, at bdx@dfking.com or the following telephone numbers: banks and brokers at (212) 269-5550; all others toll free at (800) 290-6424.

About BD

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics, and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services, and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 75,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

Any forward-looking statements are subject to risks and uncertainties such as those described in BD’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results.